Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Reliance Steel & Aluminum Co. Master 401(k) Plan

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of Reliance Steel & Aluminum Co. of our report dated June 22, 2015, relating to the financial statements and supplemental schedules of the Reliance Steel & Aluminum Co. Master 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Los Angeles, California

June 22, 2015